UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Applied Materials, Inc. (the “Company”) was held on March 5, 2013 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders cast their votes on three proposals, as set forth below.

Proposal 1. Election of Directors.

Name of Nominee	For	Against	Abstain	Broker Non- Votes

Aart J. de Geus	861,350,347	9,337,900	6,629,224	191,274,587

Stephen R. Forrest	861,918,401	8,013,951	7,385,019	191,274,587

Thomas J. Iannotti	859,808,132	10,720,505	6,788,734	191,274,587

Susan M. James	861,752,891	8,692,165	6,872,315	191,274,587

Alexander A. Karsner	860,973,148	9,712,495	6,631,728	191,274,587

Gerhard H. Parker	857,941,273	11,893,291	7,482,807	191,274,587

Dennis D. Powell	861,382,787	9,012,644	6,921,940	191,274,587

Willem P. Roelandts	860,259,990	10,115,929	6,941,452	191,274,587

James E. Rogers	850,499,202	20,516,182	6,301,987	191,274,587

Michael R. Splinter	834,302,842	31,335,529	11,679,000	191,274,587

Robert H. Swan	862,518,566	7,950,542	6,848,263	191,274,587

Each of the eleven nominees was elected to serve as a director for a one-year term and until he or she is succeeded by another qualified director who has been elected, or, if earlier, until his or her death, resignation or removal.

Proposal 2. Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non- Votes

844,133,400	22,504,912	10,679,159	191,274,587

The compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting, was approved on an advisory basis.

Proposal 3. Ratification of the Appointment of Independent Registered Public Accounting Firm.

For	Against	Abstain

1,050,697,849	10,499,041	7,395,168

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2013 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: March 7, 2013
	By:	/s/ Thomas F. Larkins
Thomas F. Larkins Senior Vice President, General Counsel and Corporate Secretary